EXHIBIT 10.11


                         MONTHLY EMPLOYMENT AGREEMENT


      THIS AGREEMENT ("Agreement"), is made and entered into as of the 1st day of February, 2001, by and between CompuTrac, Inc., a corporation organized under the laws of the State of Texas ("CT"), and Harry W. Margolis, an individual residing in Frisco, Texas (HWM or Executive), hereby agree as follows:

 1.   Employment:

      CT hereby employs HWM to serve as the Chief Executive Officer of CT with such duties, authority and powers in this capacity as are determined from time-to-time by the Board of Directors of CT.

 2.   Term of Agreement:

      This Agreement is on a month-to-month basis and may be terminated by either party by providing the other party with 30-days written notice of termination.

 3.   Compensation:

      HWM's compensation shall be the sum of $10,000.00 per month.

 4.   Miscellaneous:

      i. During the term of this Agreement, CT shall provide and pay for: an automobile for HWM, as well as all operating and maintenance costs of said automobile; all medical costs incurred by HWM for himself or his spouse, including medical insurance premiums; monthly membership costs of Stonebriar Country Club; all reasonable expenses for communications and equipment necessary to permit Executive to work out of his home; the historical split dollar costs as defined in the Agreement & Conditional Collateral Assignment document between HWM and CT; and, such other benefits as are provided to other employees of CT.

       ii. Following termination of this Agreement, CT agrees to continue to provide medical insurance in force and effect for HWM and his spouse, comparable to group coverage existing as of the effective date of this agreement. This insurance will be provided until the earlier of (1) the date that HWM notifies CT that adequate replacement coverage has been obtained or (2) availability of full Medicare coverage (including prescription drugs) to HWM and his spouse. If no replacement coverage has been obtained within four years following termination of this agreement, HWM shall, thereafter, reimburse CT for the annual cost of providing such coverage, not to exceed the cost of premiums during the one year immediately preceding the termination of this Agreement. For purposes of this provision, the spouse of HWM shall be a third party beneficiary.

      iii. Executive has and will acquire confidential information by virtue of his employment with CT. Executive agrees to keep such information confidential. In the event of any breach, threatened or actual by Executive, it is expressly agreed that the sole remedy available to CT shall be a matter of right to a writ of injunction to prevent such breach without the necessity of posting a bond. If Executive challenges the right of CT to obtain an injunction and a court of competent jurisdiction determines that as a matter of law the remedy of injunction is not available, CT may then seek compensatory damages.

      iv. All inventions, tradenames, trademarks, copyrights, improvements, processes, devices and computer software made, discovered or developed by Executive during the term of his employment with CT which may be directly or indirectly useful in or which relate to any phase of the business in which CT is engaged, is actively planning to be engaged, or in which CT or its predecessors have been engaged, shall be the property of CT. Upon the request and at the expense of CT, Executive shall make application in due form to any domestic or foreign registry requested by CT for patents, trademarks, copyrights or similar protection and will assign to CT all his rights, title and interest to said inventions, improvements, processes, devices, computer software, patents, trademarks, tradenames and copyrights, and shall execute any instruments necessary or which CT may deem desirable and will cooperate with CT in all respects in connection with any continuations, renewals or reissues of patents, trademarks, tradenames, copyrights or similar protection or in the conduct of any proceedings or litigation in regard thereto. Upon termination of employment with CT, Executive agrees to deliver to CT all records, documents, data and computer media records of CT in his possession or custody. Notwithstanding the foregoing, upon termination of employment, Executive shall have a perpetual non-exclusive free license to use, improve, sell or license any of computer software, invention, process, device or improvement developed by or under the direction of Executive during his employment with CT, so long as Executive's activities in this area are not competitive with the activities or planned activities of CT at the time of the termination of this employment.

      v.   Executive   shall   not   be   required   to   mitigate   damages.

      vi. The terms hereof replace and control the terms of all prior employment agreements, but do not affect the terms of the promissory note or collateral assignment agreements between HWM and CT.


 Dated this ______ day of  January, 2001, effective February 1, 2001.



 Executive:                         CompuTrac, Inc.


 ___________________________        By:_______________________________
 Harry W. Margolis                       George P. Pardue
                                    Its: Chief Financial Officer